VESSEL SALE AGREEMENT

                       M/V MANISTEE - OFFICIAL No. 243406

      THIS VESSEL SALE AGREEMENT ("Agreement"), made as of this 23rd day of March, 2007, by and between LAKE SERVICE SHIPPING CO., a corporation existing under the laws of the State of Delaware, maintaining an office at 63 Kercheval, Suite 200, Grosse Pointe Farms, MI 48236 ("Seller'), and GRAND RIVER NAVIGATION COMPANY, INC., a corporation existing under the laws of the State of Delaware, maintaining an office at 515 Moore Road, Suite 2, Avon Lake, Ohio 44012 ("Buyer").

      In consideration of the respective covenants, representations and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed to by and between the parties as follows:

      1. Sale and Purchase Price. Upon the terms and conditions set forth in the Agreement, Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, the vessel M/V MANISTEE, bearing U.S. Official No. 243406 (the "Vessel"). The Vessel shall include all equipment, machinery and items of outfit and spares, supplies, fuel, bunkers and any unused lubricating oils on board as of the date hereof, and equipment and spare parts specific and exclusive to the Vessel stored on shore (collectively, "Parts and Equipment").

      The purchase price ("Purchase Price") for the Vessel is Two Million Two Hundred Thousand United States Dollars (U.S. $2,200,000.00). The Purchase Price shall be paid by Buyer by wire transfer to the Seller in immediately available funds at the Closing (in accordance with wire transfer instructions to be provided by the Seller).

      The "Closing" of the transactions shall take place concurrently with the execution of this Agreement.

      2. Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Buyer and acknowledges that Buyer is relying upon such representations, warranties and covenants in entering into this Agreement and in completing the transactions contemplated herein that:

      a) Corporate Matters. Seller is a corporation, validly existing and in good standing under the laws of the State of Delaware and has taken all corporate action necessary for it to execute and deliver this Agreement and consummate the transactions hereunder. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms subject, as to the enforcement remedies, to bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies;

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      b)    Title. Seller has good and marketable title to the Vessel and the
            Parts and Equipment, free and clear of all liens, encumbrances, charges or rights of others of any kind whatsoever created by the Seller as owner of the Vessel (it being acknowledged and agreed that liens accrued in whole or in part by virtue of actions of Buyer, and unrecorded liens for wages, supplies, personal injury, illness, wrongful death and other liens accrued in normal operations, shall remain for the account of the Buyer);

      c) Citizenship. Seller is a citizen within the meaning of the applicable maritime laws of the United States of America, including, but not limited to Section 2 of the Shipping Act, 1916, 46 U.S.C. ss.50501; and

      d) No Broker. Seller has not employed the services of a broker, agent or other person in connection with the purchase and sale of the Vessel.

Except as expressly set forth in this Section 2, Seller makes no representation or warranty to Buyer in connection with the sale of the Vessel hereunder, and, except for such express representations and warranties, Buyer shall take the Vessel "as is".

      3. Representations and Warranties of Buyer. The Buyer represents, warrants and covenants to Seller and acknowledges that Seller is relying upon such representations, warranties and covenants in entering into this Agreement and in completing the transactions contemplated herein that:

      a) Corporate Matters. Buyer is a corporation, validly existing and in good standing under the laws the State of Delaware and has taken all corporate action necessary for it to execute and deliver this Agreement and consummate the transactions hereunder. This Agreement constitutes a legal, valid and binding obligation on the Buyer, enforceable against it in accordance with its terms subject, as to the enforcement remedies, to bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies;

      b) Citizenship. Buyer is a citizen within the meaning of the applicable maritime laws of the United States of America, including, but not limited to Section 2 of the Shipping Act, 1916, 46 U.S.C. ss.50501; and

      c) No Broker. Buyer has not employed the services of a broker, agent or other person in connection with the purchase and sale of the Vessel.

      4. Indemnification.

      a) Buyer's Indemnification of Seller. Buyer agrees to indemnify and hold harmless Seller, its affiliates and their respective agents, successors, assigns and employees, from and against any and all losses, costs, damages, and expenses arising out of or in any way connected with: (i) breach by Buyer of any of its representations and warranties set forth in Section 3 hereof; (ii) claims brought by third parties for unseaworthiness, regardless of when the


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            unseaworthiness arose; and (iii) claims brought by third parties related to Buyer's operation and possession of the Vessel prior to the date hereof, including but not limited to claims, whether in rem or in personam, for or relating to liens (whether maritime or non-maritime), penalties, fines, costs, attorneys fees, personal injury, illness, wrongful death, collective bargaining agreements and benefit plans under which the Vessel's crew operate, loss of or damage to property, and loss of or damage to the Vessel itself, regardless of the nature of the claims.

      b) Seller's Indemnification of Buyer. Seller agrees to indemnify and hold harmless Buyer, its affiliates and their respective agents, successors, assigns and employees, from and against any and all losses, costs, damages, and expenses arising out of or in any way connected with breach by Seller of any of its representations and warranties set forth in Section 2 hereof.

      5. Delivery. As Buyer, as bareboat charterer of the Vessel, is in possession of the Vessel and the Parts and Equipment, Seller shall have no obligation to physically deliver the Vessel or the Parts and Equipment to Buyer.

      6. Deliveries at Closing. At the Closing, the Buyer shall deliver the following to Seller:

      a) A certified copy of a resolution duly adopted by Buyer's Board of Directors, authorizing or ratifying the purchase of the Vessel, and the execution, delivery, and performance by the Buyer of this Agreement;

      b)    The Purchase Price; and

      c) Such other documents and certificates as may be reasonably requested by Seller in order to effectuate the purposes of the Agreement.

At the Closing, the Seller shall deliver the following to the Buyer:

      a) A bill of sale as to the Vessel (Form CG-1340) conveying title free and clear of any and all liens created by the Seller as owner of the Vessel (it being acknowledged and agreed that liens accrued in whole or in part by virtue of actions of Buyer, and unrecorded liens for wages, supplies, personal injury, illness, wrongful death and other liens accrued in normal operations, shall remain for the account of the Buyer);

      b) A certified copy of a resolution duly adopted by Seller's Board of Directors, authorizing or ratifying the sale of the Vessel and the execution, delivery, and performance by the Seller of this Agreement; and


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      c)    Such other documents and certificates as may be reasonably requested by Buyer in order to effectuate the purposes of this Agreement.

      7. Trademarks, Trade Names and Insignia. Nothing in this Agreement shall give Buyer the right to use Seller's name for any reason.

      8. Survival. Seller and Buyer each hereby agree that each provision of this Agreement shall survive the occurrence of closing.

      9. Choice of Law. This Agreement shall be construed according to the general admiralty and maritime law of the United States, and, insofar as applicable, the laws of the State of Ohio. The parties agree that the courts of the State of Ohio shall have jurisdiction to entertain any action or other legal proceedings based on any provision of this Agreement.

      10. Notices. All communications which may be or are required to be given by either party to the other shall be in writing and (a) delivered personally,
(b) sent by prepaid courier service or (c) sent by telecopier or other similar means of electronic communication to the parties at their following respective address:

      For the Buyer:

                  Mark J. Rohn, President
                  Grand River Navigation Company, Inc.
                  515 Moore Road, Suite 2
                  Avon Lake, OH  44012
                  (440) 930-2099 facsimile

      For the Seller:

                  Max McKee, President
                  Lake Service Shipping Co.
                  63 Kercheval, Suite 200
                  Grosse Pointe Farms, MI 48236
                  (313) 885-7263

      11. Additional Provisions

      a) This Agreement contains a complete statement of all agreements between the parties with respect to its subject matter. It may not be changed, modified or otherwise supplemented except by an instrument in writing signed by both parties.

      b) This Agreement shall be binding on the parties and their respective successors and assigns. Neither party may assign this Agreement or their rights hereunder without the written consent of the other party, except that Buyer shall have the right to assign this Agreement and their rights hereunder to any lender providing financing to Buyer for the purchase of the Vessel.


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      c)    The failure of either party to enforce at any time or for any period of time any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision.

      d) The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning of this Agreement.

      e) If any provision of this Agreement is invalid or unenforceable, such provision shall be severed and the remainder of this Agreement shall be unaffected thereby but shall continue to be valid and enforceable to the fullest extent permitted by law.

      f) This Agreement may be executed by the parties in separate counterparts (by original or facsimile signature) each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

      g) The parties acknowledge that their cooperation is required to facilitate the Closing. The parties shall do or cause to be done all such further acts and things as may be necessary or desirable to give full effect to this Agreement.

      h) Each party shall be responsible for its own fees, expenses and other costs incurred in connection with this Agreement and the transactions contemplated hereby.

      i) Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, explosion, war, riot, embargo, labor disputes, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities, acts of God or the public enemy, any act of terrorism, or any act or event of any nature reasonably beyond such party's control.

      IN WITNESS WHEREOF, the parties have each set their hand hereto on the date first written above.

                                           GRAND RIVER NAVIGATION COMPANY, INC.

                                           Name: /s/ Mark J. Rohn
                                                 Mark J. Rohn

                                           Title: President


                                           LAKE SERVICE SHIPPING CO.

                                           Name: /s/ Max McKee

                                           Title: President


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